                             CROPKING, INCORPORATED

                               WARRANT CERTIFICATE


THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                        5:30 P.M, EASTERN TIME ON _____________, 2003


NO. W-_________

      _________   Common Stock                       _________   Warrant
                  Underwriter                                    Underwriter
                  Warrants                                       Warrants

                                                                   or

                                                     _________   Underlying
                                                                 Warrants


     This Warrant Certificate certifies that __________________________, or registered assigns, is the registered holder of ________________ Common Stock Underwriter Warrants and/or __________________Warrant Underwriter Warrants and/or _________________ Underlying Warrants of CROPKING, INCORPORATED (the "Company"). Each Common Stock Underwriter Warrant permits the Holder hereof to purchase initially, at any time from _________________, 1998 ("Purchase Date") until 5:30 p.m. Eastern Time on _________________, 2003 ("Expiration Date"), one (1) share of the Company's Common Stock at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $8.00 per share (160% of the public offering price). Each Warrant Underwriter Warrant permits the Holder hereof to purchase initially, at any time from the Purchase Date until five (5) years from the Purchase Date, one (1) Underlying Warrant at the Exercise Price of $.20 per Underlying Warrant. Each Underlying Warrant permits the Holder thereof to purchase, at any time from the Purchase Date until five (5) years from the Purchase Date, one (1) share of the Company's Common Stock at the Exercise Price of $8.00 per share.

     Any exercise of Common Stock Underwriter Warrants and/or Warrant Underwriter Warrants and/or Underlying Warrants shall be effected by surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Underwriter's Warrant Agreement dated as of _____________, 1998, between the Company and Barron Chase Securities, Inc. (the "Underwriter's Warrant Agreement"). Payment of the Exercise Price shall be made by certified check or official bank check in New York Clearing House funds payable to the order of the Company in the event there is no cashless exercise pursuant to Section 3.1(ii) of the Underwriter's Warrant Agreement. The Common Stock Underwriter Warrants, the Warrant Underwriter Warrants, and the Underlying Warrants are collectively referred to as "Warrants".

     No Warrant may be exercised after 5:30 p.m., Eastern Time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Underwriter's Warrant Agreement, which Underwriter's Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation or rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

     The Underwriter's Warrant Agreement provides that upon the occurrence of certain events, the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Underwriter's Warrant Agreement.

     Upon due presentment for registration or transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Underwriter's Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Underwriter's Warrant Agreement shall have the meanings assigned to them in the Underwriter's Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of        , 1998

                                            CROPKING, INCORPORATED



                                          BY:
                                             ---------------------------------
                                             Daniel J. Brentlinger, President


Attest:



---------------------------
John Campanella, Secretary

                                   EXHIBIT "A"

                      FORM OF SUBSCRIPTION (CASH EXERCISE)

                  (To be signed only upon exercise of Warrant)


TO:   Daniel J. Brentlinger, President
      CropKing, Incorporated
      5050 Greenwich Road
      Seville, Ohio 44273


     The undersigned, the Holder of Warrant Certificate number ______________ (the "Warrant"), representing ___________ Common Stock Underwriter Warrants and/or ________ Warrant Underwriter Warrants and/or ________ Underlying Warrants of CROPKING, INCORPORATED (the "Company"), which Warrant Certificate is being delivered herewith, hereby irrevocably elects to exercise the purchase right provided by the Warrant Certificate for, and to purchase thereunder, __________ Shares and/or ______________ Underlying Warrants of the Company, and herewith makes payment of $___________ therefor, and requests that the certificates for such securities be issued in the name of, and delivered to, ___________________, whose address is ______________________________________, all in accordance with the
Underwriter's Warrant Agreement and the Warrant Certificate.

Dated:
      ------------------------------


                                    ---------------------------------
                                    (Signature must conform in all
                                    respects to name of Holder as
                                    specified on the face of the
                                    Warrant Certificate)

                                    ---------------------------------


                                    ---------------------------------
                                    (Address)

                                   EXHIBIT "B"

                    FORM OF SUBSCRIPTION (CASHLESS EXERCISE)




TO:   Daniel J. Brentlinger, President
      CropKing, Incorporated
      5050 Greenwich Road
      Seville, Ohio 44273


     The undersigned, the Holder of Warrant Certificate number
_______________ (the "Warrant"), representing _________________ Common Stock
Underwriter Warrants and/or ________________ Underlying Warrants of CROPKING, INCORPORATED (the "Company"), which Warrant is being delivered herewith, hereby irrevocably elects the cashless exercise of the purchase right provided by the Underwriter's Warrant Agreement and the Warrant Certificate for, and to purchase thereunder, Shares of the Company in accordance with the formula provided at Section three (3) of the Underwriter's Warrant Agreement. The undersigned requests that the certificates for such Shares be issued in the name of, and delivered to,_____________________________ , whose address is,___________________________ , all in accordance with the Warrant Certificate.

Dated:
      ---------------------



                                         --------------------------
                                         (Signature must conform in all
                                         respects to name of Holder as
                                         specified on the face of the
                                         Warrant Certificate)


                                         --------------------------

                              (FORM OF ASSIGNMENT)



            (To be exercised by the registered holder if such holder
                  desires to transfer the Warrant Certificate.)




FOR VALUE RECEIVED_________________________________________________
hereby sells, assigns and transfers unto

                     (Print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, and full power of substitution.

Dated:                                         Signature:
      -----------------------


                                               -------------------------------
                                               (Signature must conform in all
                                               respects to name of holder as
                                               specified on the fact of the
                                               Warrant Certificate)




                                               -------------------------------
                                               (Insert Social Security or
                                               Other Identifying Number of
                                               Assignee)